                                                                    Exhibit 99.1

                         Form 4 Joint Filer Information

Names of the Reporting  o Coliseum Capital Management, LLC, a Delaware limited
Persons:                  liability company ("CCM");

                        o Coliseum Capital, LLC, a Delaware limited
                          liability company ("CC");

                        o Coliseum Capital Partners, L.P., a Delaware
                          limited partnership ("CCP");

                        o Coliseum Capital Partners II, L.P., a
                          Delaware limited partnership ("CCP2" and,
                          together with CCP, the "Funds");

                        o Blackwell Partners, LLC, a Georgia limited
                          liability company ("Blackwell");

                        o Adam Gray; and

                        o Christopher Shackelton, a member of the
                          board of directors of The Providence
                          Service Corporation.

Address for each of     Metro Center, 1 Station Place, 7th Floor South,
the Reporting Persons,  Stamford, CT 06902
except Blackwell:

Address for Blackwell:  c/o DUMAC, LLC, 280 South Mangum Street, Suite 210,
                        Durham, NC 27701

Date of Earliest        June 7, 2014
Transaction Required
to be Reported:

Designated Filer for    Coliseum Capital Management, LLC
each of the Reporting
Persons:

Issuer & Ticker Symbol  The Providence Service Corporation; PRSC
for each of the
Reporting Persons:

Title of Non-Derivative Common Stock $0.001 par value (the "Stock")
Security for each of
the Reporting Persons:

Non-Derivative          The Reporting Persons acquired or disposed the Stock as
Securities              follows:
Acquired
or Disposed:

                        Transaction   Amount of   Price     Amount of Securities
                        Date          Securities            Beneficially Owned
                                      Acquired              Following Reported
                                                            Transactions

                        06/07/2014    4,166       $0(1)     2,326,516(2)

                        Transaction   Amount of   Price     Amount of Securities
                        Date          Securities            Beneficially Owned
                                      Disposed              Following Reported
                                                            Transactions

                        06/07/2014    4,166       $37.81(1) 2,322,350(2)

Following the transactions reported herein, Blackwell directly beneficially owned 655,404 shares of Stock, CCP directly beneficially owned 1,311,558 shares of Stock and CCP2 directly beneficially owned 355,388 shares of Stock.

---------------
1 Each share of phantom stock shall be entitled to a cash
payment equal to the fair market value of a share of The Providence Service
Corporation's common stock, par value $0.001 per share ("Common Stock"), as of the payment date based on the closing market price of the Common Stock on such date. If the payment date occurs on a weekend or a day on which NASDAQ Global
Select Market is not open for business, then the closing market price of the
Common Stock on the most recent business day will be utilized to determine the fair market value of the Common Stock. The closing market price of the Common
Stock on June 6, 2014 was used for the payment on June 7, 2014, which was
$37.81.

2 These securities are held directly by (a) CCP, (b) CCP2 and (c) Blackwell, a separate account investment advisory client of CCM. Mr. Shackelton and Adam Gray are managers of and have an ownership interest in each of CCM and CC and may be deemed to have an indirect pecuniary interest in the shares held by the Funds and Blackwell due to CCM's right to receive performance-related fees Blackwell and CC's right to receive performance-related fees from the Funds. Each of
Christopher Shackelton, Adam Gray, CCP, CCP2, Blackwell, CC and CCM disclaim beneficial ownership of these securities except to the extent of that person's pecuniary interest therein. Christopher Shackelton is the Chairman of the board of directors of the Issuer.

Title of Derivative     Phantom Stock
Security for each of
the Reporting Persons:

Derivative Securities   The Reporting Persons exercised the Phantom Stock as
Exercised:              follows:

                        Transaction  Conversion  Number of   Price  Amount of
                        Date         or Exercise Derivative         Derivative
                                     Price of    Securities         Securities
                                     Derivative  Acquired           Beneficially
                                                                    Owned
                                                                    Following
                                                                    Reported
                                                                    Transactions

                        06/07/2014   (1)         4,166       (1)    0

Christopher Shackelton   /s/ Christopher Shackelton             June 10, 2014
                         ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

Coliseum Capital         /s/ Christopher Shackelton, Manager    June 10, 2014
Management, LLC          ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

Coliseum Capital, LLC    /s/ Christopher Shackelton, Manager    June 10, 2014
                         ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

Coliseum Capital
Partners, L.P.
By: Coliseum Capital,    /s/ Christopher Shackelton, Manager    June 10, 2014
LLC, General Partner     ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

Coliseum Capital
Partners II, L.P.        /s/ Christopher Shackelton, Manager    June 10, 2014
By: Coliseum Capital,    ------------------------------------  ----------------
LLC, General Partner     **Signature of Reporting Person              Date

Blackwell Partners, LLC
By: Coliseum Capital
Management, LLC,         /s/ Christopher Shackelton, Manager    June 10, 2014
Attorney-in-fact         ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

Adam Gray                /s/ Adam Gray                          June 10, 2014
                         ------------------------------------  ----------------
                         **Signature of Reporting Person              Date

**   Intentional misstatements or omissions of facts constitute Federal Criminal
     Violations. See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).